Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated April 4, 2011, as supplemented by	Registration Statement No. 333-173299
the Prospectus Supplement dated June 18, 2012)	November 9, 2012

Zions Direct Auctions - View Auction 11/9/12 11:39 AM https://www.auctions.zionsdirect.com/auction/7587/summary Page 1 of 2 HOME :: AUCTION #7587 *The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. View Auction ISSUE INFORMATION Call Feature: Callable First Call Date: 11/15/2014 First Call Price: 100.000000 Settlement Date: 11/20/2012 First Interest Date: 5/15/2013 Int. Accrual Date: 11/5/2012 Int. Frequency: Semi-Annually Day Basis: 30/360 CUSIP Number: 98970EBT5 Principal Offered: $ 15,000,000.00 Units Offered: 15000 Denomination: $ 1,000.00 Min. Price: 99.750000 Max. Price: 102.250000 Min. Yield: 2.974% Max. Yield: 4.191% BIDDING INFORMATION Number of Bidders: 2 Number of Bids: 6 Market-Clearing Price: 99.750000 Current Market-Clearing Yield: 4.191% Current Yield to Maturity: 4.191% Current Yield to Call: 4.281% Before submitting bids in this auction you must Register or Sign In. Auction Status: ACCEPTING BIDS Auction Start: 11/9/2012 1:30 PM EST Auction End: 11/15/2012 1:30 PM EST Last Update: 11/9/2012 1:38:48 PM EST Security Type: Corporate Bonds Issue Type: Primary Coupon 4.150% Maturity Date: 11/15/2019 Offering Documents Non-redeemable prior to November 15, 2014, then callable at par on interest payment dates thereafter. | BBB- (S&P); BBB- (Fitch); and BBB(low) (DBRS). Auction Details Zions Bancorporation Senior Note / 7 Year Corporates Note: This page will check for updates every minute. Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated June 18, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGIN 1.800.524.8875 ZIONS DIRECT Auctions

Zions Direct Auctions - View Auction 11/9/12 11:39 AM https://www.auctions.zionsdirect.com/auction/7587/summary Page 2 of 2 Our Affiliates: which may benefit the affiliated issuer. OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time. Amegy bank THE COMMERCE BANK ZIONS BANK NEVEDA STATE BANK NATIONAL BANK CALIFORNIA BANK VECTRA BANK Powered by Grant Street Group Software that works

Zions Direct Auctions - Bidding Qualification 11/9/12 11:39 AM https://www.auctions.zionsdirect.com/auction/7587/sign_in Page 1 of 2 ZDTEST :: HOME :: AUCTION #7587 *The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. Bidding Qualification Non-redeemable prior to November 15, 2014, then callable at par on interest payment dates thereafter. | BBB- (S&P); BBB- (Fitch); and BBB(low) Please confirm your agreement with each of the following by checking the box next to each statement. I agree that the following contact information is correct: NAME: Test For Zions Direct E-MAIL: auctions@zionsdirect.com TELEPHONE: 800-524-8875 I have accessed or received the Offering Documents. I understand that the Corporate Notes that I am bidding for are securities and are not insured by the FDIC, are not deposits of any bank and may lose value. All securities are subject to investment risks, including possible loss of the principal invested. By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed, to align my profile with this purchase. I understand that these securities involve accrued interest, which I will be responsible to pay if I am awarded any of the securities. I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt. I Agree I DO NOT Agree Zions Bancorporation Senior Note / 7 Year Corporates Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated June 18, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Our Affiliates: Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time. AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGOUT 1.800.524.8875 Amegy bank THE COMMERCE BANK ZIONS BANK NEVEDA STATE BANK NATIONAL BANK CALIFORNIA BANK VECTRA BANK Powered by Grant Street Group Software that works

Zions Direct Auctions - Bidding Qualification 11/9/12 11:39 AM Powered by Grant Street Group Software that works ZIONS DIRECT

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE Zions Direct Auctions - Bid Page 11/9/12 11:40 AM https://www.auctions.zionsdirect.com/auction/7587/bidding_qualifica…_20=1&question_21=1&question_38=1&question_40=1&submitting=I+Agree Page 1 of 2 ZDTEST :: HOME :: AUCTION #7587 Bid Page Auction Status: ACCEPTING BIDS Auction Start: 11/9/2012 1:30 PM EST Auction End: 11/15/2012 1:30 PM EST Last Update: 11/9/2012 1:40:01 PM EST Security Type: Corporate Bonds Issue Type: Primary Coupon 4.150% Maturity Date: 11/15/2019 Offering Documents Bid Limit: $ 1,000,000.00 Calculate/Refresh Submit Non-redeemable prior to November 15, 2014, then callable at par on interest payment dates thereafter. | BBB- (S&P); BBB- (Fitch); and BBB(low) (DBRS). Auction Details ZDTEST Current Market-Clearing Yield*: 4.191% Current Market-Clearing Price: 99.750000 AUCTION BIDS Units Price - OR - YTW YTC YTM Submitted “In the Money” Principal Accrued Interest Amount Due 1% 2% 3% 4% 5 % Auction Activity Current Market-Clearing Yield*: 4.191% Current Market-Clearing Price: 99.750000 Bidder Units Bid Price Bid Yield Timestamp Potential Award Principal Accrued Interest Potential Amount Due #30353 250 -- -- 11/9/2012 1:35:04 PM 250 units $ 249,375.00 $ 432.29 $ 249,807.29 #28214 500 -- -- 11/9/2012 1:37:38 PM 500 units $ 498,750.00 $ 864.58 $ 499,614.58 #30353 250 -- -- 11/9/2012 1:35:04 PM 250 units $ 249,375.00 $ 432.29 $ 249,807.29 #30353 250 -- -- 11/9/2012 1:35:04 PM 250 units $ 249,375.00 $ 432.29 $ 249,807.29 #30353 250 -- -- 11/9/2012 1:35:04 PM 250 units $ 249,375.00 $ 432.29 $ 249,807.29 #30353 1,000 -- -- 11/9/2012 1:35:04 PM 1,001 units $ 998,497.50 $ 1,730.90 $ 1,000,228.40 Auction Totals: 2,501 units $ 2,494,747.50 $ 4,324.64 $ 2,499,072.14 Zions Bancorporation Senior Note / 7 Year Corporates Note: This page will check for updates every minute. Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated June 18, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE OPEN ACCOUNT LOGOUT 1.800.524.8875

Zions Direct Auctions - Bid Page 11/9/12 11:40 AM https://www.auctions.zionsdirect.com/auction/7587/bidding_qualifica…_20=1&question_21=1&question_38=1&question_40=1&submitting=I+Agree Page 2 of 2 *The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Our Affiliates: Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time. Amegy bank THE COMMERCE BANK ZIONS BANK NEVEDA STATE BANK NATIONAL BANK CALIFORNIA BANK VECTRA BANK Powered by Grant Street Group Software that works

Zions Direct Auctions - Review & Confirm Bid Submission 11/9/12 11:40 AM https://www.auctions.zionsdirect.com/auction/7587/bid Page 1 of 1 ZDTEST :: HOME :: AUCTION #7587 *The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. Review & Confirm Bid Submission Bid Limit: $ 1,000,000.00 I confirm the bids shown in the table above. Cancel Confirm Non-redeemable prior to November 15, 2014, then callable at par on interest payment dates thereafter. | BBB- (S&P); BBB- (Fitch); and BBB(low) (DBRS). Bidder Bid # Units @ Price Yield Max. Award Principal Accrued Interest Max. Amt. Due Status ZDTEST 1 1 @ 99.750000 4.191% 1 Units $ 997.50 $ 1.73 $ 999.23 NEW I understand that I could be responsible for up to $ 999.23 on my award. Zions Bancorporation Senior Note / 7 Year Corporates Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated June 18, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Our Affiliates: Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time. AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE Amegy bank THE COMMERCE BANK ZIONS BANK NEVEDA STATE BANK NATIONAL BANK CALIFORNIA BANK VECTRA BANK Powered by Grant Street Group Software that works OPEN ACCOUNT LOGOUT 1.800.524.8875